UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2017

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.

Submission of Matters to a Vote of Security Holders.

FS Investment Corporation IV (the “Company”) held its second reconvened Annual Meeting of Stockholders (the “Second Reconvened Meeting”) on August 17, 2017. As of April 20, 2017, the record date for the determination of stockholders entitled to notice of, and to vote at, the Second Reconvened Meeting, 20,394,115 shares of common stock were eligible to be voted, and 11,464,609 of those shares were voted in person or by proxy at the Second Reconvened Meeting. Stockholders were asked to consider and act upon the following proposal, which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2017 (the “Proxy Statement”):

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Proposal No. 3 – the amendment and restatement of the Company’s charter to reflect certain amendments described in the Proxy statement (the “Charter Amendment Proposal”).

The votes for, votes against, abstentions and broker non-votes for the Charter Amendment Proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,483,799	488,987	593,462	898,361

The Charter Amendment Proposal was not approved by the stockholders because, pursuant to the Company’s charter, approval of this proposal would have required the affirmative vote of a majority of all votes entitled to be cast, which is equivalent to the affirmative vote of holders of a majority of the shares of the Company’s common stock outstanding on the record date of April 20, 2017. The Company did not receive the affirmative vote of a majority of the 20,394,115 shares of the Company’s common stock outstanding on the record date of April 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date:	August 18, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President